EXHIBIT 99.1

Compass Therapeutics, Inc. to Acquire TRIGR Therapeutics, Inc.

To Obtain Global Rights to TR009, A Novel bispecific antibody and Inhibitor of the Notch Pathway Targeting DLL4 and VEGF-A

BOSTON & IRVINE, Calif. May 13th , 2021 - (BUSINESS WIRE) — Compass Therapeutics, Inc. (“Compass”; OTCQB: CMPX), a clinical-stage biotechnology company developing proprietary antibody therapeutics to treat cancer, and TRIGR Therapeutics, Inc. (“TRIGR”), a private biotechnology oncology company, today announced that the companies have entered into  a definitive merger agreement, under which Compass, through a subsidiary, will acquire TRIGR, a private cancer drug development company founded by George Uy, an industry veteran and a former commercial executive at Roche, in a stock-for-stock transaction. Under the terms of the agreement, Compass’ subsidiary will acquire all of the outstanding shares of TRIGR. In addition, Miranda Toledano, TRIGR’s Chief Financial Officer and Chief Operating Officer, will be joining the Compass Board of Directors. The transaction was unanimously approved by the Boards of Directors of both companies.

At the core of this transaction is a differentiated bispecific antibody targeting both DLL4 and VEGF-A, which inhibits both DLL4-mediated Notch signaling and VEGF signaling, which has been renamed CTX-009 (formerly designated TR009/ABL001/NOV1501). CTX-009 has completed a Phase 1 dose escalation study and is in a Phase 1b study in patients with solid tumors in S. Korea, where it has been observed to be well tolerated. In addition, there have been multiple confirmed partial responses (PRs) by RECIST criteria in several tumors in those studies, including PRs in colorectal cancer, cholangiocarcinoma, gastric cancer, and pancreatic cancer. The Phase 1b study in combination with chemotherapy is expected to be completed in the second half of this year. Compass plans to file an IND in the US in H2 2021 and initiate clinical studies in patients with cholangiocarcinoma, ovarian cancer and advanced colorectal cancer. Exclusive global rights to the program, except for S. Korea and China, are held by TRIGR through a license with ABL Bio Inc. (KOSDAQ: 298380). South Korean rights are held by Handok Inc. (KOSDAQ: 002390) and China rights were out-licensed to Elpiscience Biopharmaceuticals Co., Limited, under a license agreement executed on Jan 20th, 2021.

“The time now has come to maximize the therapeutic potential of this promising bispecific antibody, and I am confident that Compass has the management and development capabilities supporting the goal to advance CTX-009 to Phase 2 and Phase 3 studies in multiple indications” said George Uy, TRIGR Founder and Chief Executive Officer. “I am honored to join the Compass board and look forward to CTX-009’s success as part of Compass’ stellar immunotherapy pipeline” said Miranda Toledano, TRIGR’s Chief Operating Officer and Chief Financial Officer.

“CTX-009 presents an important addition to our pipeline of novel therapeutic antibodies and bispecific antibodies. It is uncommon to see multiple confirmed partial responses in a Phase 1 study in such an advanced patient population, and we are excited to begin to develop a robust Phase 2 program to evaluate the therapeutic potential of CTX-009 across all of the indications where this bispecific has shown substantial promise to-date” said Thomas Schuetz, MD, Ph.D., Co-Founder and Chief Executive Officer of Compass Therapeutics. “When we reviewed the data for CTX-009, we immediately saw the fit with our corporate strategy of advancing the best therapeutic candidates forward, regardless of origin” said Vered Bisker-Leib, Compass President and Chief Operating Officer. “We then moved quickly to conduct due diligence and reach agreement on a merger structure designed to deliver enhanced value for the shareholders of both companies”.

Under the terms of the agreement, TRIGR will be acquired by Compass’ wholly owned subsidiary, Compass Acquisition Company, LLC, subject to certain customary conditions including the consent of the holders of a majority of TRIGR’s common shares. Consideration payable to TRIGR shareholders at closing totals an aggregate of 10,265,154 shares of Compass’ common stock, issued as unregistered shares in a private placement. In addition, TRIGR shareholders are eligible to receive up to $9 million, representing earnout payments that depend on certain events, including $5 million upon BLA approval of CTX-009 in the United States. Following the issuance of the share consideration, Compass has agreed to register such shares for resale by the recipients thereof. The transaction is expected to close in the second quarter of 2021.

About CTX-009

CTX-009 (formerly designated TR009/ABL001/NOV1501) is an anti-DLL4 X VEGF-A bispecific antibody. In November 2018, TRIGR licensed the exclusive, global rights to CTX-009, outside of South Korea, from ABL Bio, Inc. (KOSDAQ: 298380), a South Korea-based clinical-stage company focused on developing antibody therapeutics. A Phase 1 dose escalation study and a Phase 1b dose expansion monotherapy study have been completed and a Phase 1b combination study is ongoing in S. Korea. Data from CTX-009's Phase 1 dose escalation and dose expansion monotherapy study demonstrates an approximately 20% Overall Response Rate (ORR) at the targeted therapeutic doses, with confirmed partial responses per RECIST criteria in heavily pre-treated colorectal and gastric cancer patients in whom multiple therapies have failed, including VEGF-targeted therapeutics, anti-PD-1/PD-L1 regimens and chemotherapies. Interim results from the ongoing Phase 1b combination study testing the tolerability and activity of CTX-009 in combination with irinotecan or paclitaxel, have also shown deep and sustained partial responses in difficult to treat intrahepatic cholangiocarcinoma (biliary tract cancer) patients in whom multiple lines of therapy have failed. In contrast to historical anti-DLL4 antibodies and other Notch targeted therapies, the administration of CTX-009 has not been associated with severe pulmonary hypertension. Full data from the ongoing Phase 1b studies is expected to be provided later in 2021.

About Compass Therapeutics

Compass Therapeutics is a clinical-stage biopharmaceutical company developing proprietary antibody therapeutics to treat both solid tumors and hematologic malignancies. Compass is leveraging its proprietary StitchMabs™ and common light-chain based multispecific platforms to empirically identify multispecifics and combinations of antibody therapeutics that synergistically modulate key nodes in the immune system. The company’s lead product candidate, CTX-471, is a fully human agonistic antibody of CD137, and is currently being evaluated in a Phase 1 study in patients who were previously treated with PD-1/PD-L1 checkpoint inhibitors and who subsequently relapsed or progressed after a period of stable disease. The company offices and labs are based in Boston, Mass.  More information can be found at www.compasstherapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to our product candidates and the development and therapeutic potential thereof, our technologies for identifying additional product candidates, our business and development plans, including our planned acquisition of TRIGR, the terms thereof and the intended benefits from such transaction, as well as the planned development and therapeutic potential of CTX-009. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, our ability to complete the planned acquisition of TRIGR and to integrate its product candidates into our pipeline, our ability to develop new pipeline candidates, including CTX-009, and to achieve the intended benefits of the planned acquisition of TRIGR, our ability to identify additional product candidates for development, our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, and competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and Compass assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Form 10-K for the year ended December 31, 2020, and our subsequent filings with the SEC.

Investor Contact

Vered Bisker-Leib, President & Chief Operating Officer

ir@compasstherapeutics.com

Media Contact

media@compasstherapeutics.com
617-500-8099

Related Links:

http://www.compasstherapeutics.com